Exhibit 1.01

Bruker Corporation

Conflict Minerals Report

For the Year Ended December 31, 2019

Introduction

This Conflict Minerals Report (“Report”) of Bruker Corporation and its consolidated subsidiaries for the year ended December 31, 2019 has been prepared pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. The Rule requires disclosure of certain information by a company that manufactures, or contracts to manufacture, products that contain minerals specified in the Rule as “conflict minerals” that are necessary to the functionality or production of those products. For purposes of the Rule, “conflict minerals” include gold, columbite-tantalite (coltan), cassiterite, and wolframite and their derivatives, which are limited to tantalum, tin and tungsten. During the year ended December 31, 2019, we manufactured, or contracted to manufacture, certain products described below for which conflict minerals are necessary to their functionality or production.

We have adopted a Conflict Minerals Policy, which is publicly available at www.bruker.com under “About Us” in “Investors/Corporate Governance/Governance Documents”. This Report describes our due diligence measures on the source and chain of custody of conflict minerals necessary to the products we manufactured, or contracted to manufacture during 2019, our efforts to determine the mine or location of origin of the necessary conflict minerals, and, to the extent known to us, the facilities used to process the conflict minerals.

Products Covered by this Report

Bruker Corporation, together with its consolidated subsidiaries, develops, manufactures and distributes high-performance scientific instruments and analytical and diagnostic solutions that enable its customers to explore life and materials at microscopic, molecular and cellular levels. Many of the Company’s products are used to detect, measure and visualize structural characteristics of chemical, biological and industrial material samples. The Company’s products address the rapidly evolving needs of a diverse array of customers in life science research, pharmaceuticals, biotechnology, applied markets, cell biology, clinical research, microbiology, in-vitro diagnostics, nanotechnology and materials science research.

These products, which we collectively refer to in this Report as the “Products,” include the following: magnetic resonance systems; mass spectrometry and ion mobility spectrometry, infrared and Raman molecular spectroscopy, radiological/nuclear detectors for Chemical, Biological, Radiological, Nuclear, and Explosive (CBRNE) detection, advanced X-ray instruments; atomic force microscopy instruments, advanced fluorescence optical microscopy instruments, analytical tools for electron microscopes and X-ray metrology; defect–detection equipment; handheld portable and mobile X-ray fluorescence spectrometry, spark optical emission spectroscopy systems; and metallic low temperature superconductors.

Reasonable Country of Origin Inquiry

We conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals necessary to our Products’ functionality or production. As the initial step in our RCOI process, we reviewed parts and materials used in the manufacturing of our products to identify those that may include conflict minerals. Those parts and materials identified that may include conflict minerals necessary to the functionality or production of the relevant product were then linked to the direct supplier, or suppliers, from which we purchased the applicable parts or materials. Our RCOI was reasonably designed to determine whether such conflict minerals originated in the Democratic Republic of the Congo, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, or Zambia (collectively, the “Covered Countries”) or came from scrap or recycled sources.

Our supply chain with respect to the Products is complex, and we do not purchase conflict minerals directly from mines, smelters or refiners. We purchase parts and materials directly, or contract with others to manufacture parts, from a large number of suppliers. In most cases, there are multiple layers of third parties in the supply chain between us and the ultimate upstream source of the conflict minerals. Due to the breadth and depth of our supply chain, we focused on engagement with direct suppliers that accounted for approximately 80% of our purchases of parts and materials where conflict minerals may be included. We requested our direct suppliers to provide information regarding the source and chain of custody of conflict minerals included in the Products, including smelter and country of origin information. To provide this information, our direct suppliers inquired with their suppliers to attempt to identify the ultimate source and country of origin of the conflict minerals included in the Products. We received responses from approximately 80% of those direct suppliers from whom we requested information. The percentage of suppliers that completed the requested survey, as compared to some other form of response, was consistent with the 2018 reporting year.

Given the complexity of this multi-tiered process, many of our direct suppliers have been unable to identify, verify, and report to us the origin of conflict minerals contained in the Products manufactured in 2019. Based on our RCOI, we do not have sufficient information to conclusively determine all the countries of origin of the Conflict Minerals in the Products.  However, based on the information provided by our suppliers, we have reason to believe that some of the Conflict Minerals contained in the Products may have originated from Covered Countries and may not be from recycled or scrap sources.

Due Diligence Design and Process

Our due diligence process was designed to materially conform with the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (“OECD Framework”), an internationally recognized due diligence framework.

Our due diligence process in 2019 included the following:

Step 1 – Establish strong company management systems

•	We have a Conflict Minerals Policy, which is available on the Company’s website at www.bruker.com under “About Us” in “Investors/Corporate Governance/Governance Documents”.

•	We have an internal team sponsored by our senior management. The internal team includes representation from corporate finance and the Company’s operating divisions on a cross-functional basis, including purchasing, manufacturing, quality management and research and development. The internal team’s responsibilities include developing and executing the Company’s due diligence process.

•	We maintained a central electronic repository to store relevant documentation created or obtained during the due diligence process.

•	We used a process document summarizing our RCOI and Due Diligence process as a guide to help in completing our procedures.

Step 2 – Identify and assess risks in the supply chain

•	We conducted a survey of suppliers determined to be in-scope for RCOI in the 2019 reporting year, using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”).

•	We reviewed the surveys, and any other documentation, received from suppliers to validate if parts or materials provided to us include conflict minerals, and if so, to attempt to identify the smelter and country of origin. We reviewed responses for completeness and reliability based on a defined set of red flags criteria developed to help facilitate the review.

•	We compared the smelter information provided by suppliers against the standard smelter list in the CMRT. For those smelters included in the CMRT, we reviewed whether they are currently Responsible Minerals Assurance Process (“RMAP”) Conformant or Active.

Step 3 – Design and implement a strategy to respond to identified risks

•	We used escalation procedures in an effort to obtain responses from all suppliers to which a survey was sent.

•	We classified red flags identified into categories based on the process document noted above, with follow-up procedures performed based on the red flag category. The follow-up procedures included sending a communication to the supplier to either request additional information or validate certain information provided, or performing additional internal review procedures.

•	We held periodic status updates with the internal team to discuss survey response results.

•	We briefed senior management on the status of our compliance obligations and due diligence efforts on a periodic basis.

Step 4 – Carry out independent third-party audit of smelter/refiner’s due diligence practices

•	We do not have a direct relationship with the smelters and refiners used to process the conflict minerals necessary to the Products and do not perform audits of those smelters and refiners. We rely on industry efforts, such as the RMI, to influence smelters and refineries to become certified as part of RMI’s Responsible Minerals Assurance Process.

Step 5 – Report annually on supply chain due diligence

•	We have filed publicly a Form SD, which includes, as needed, a Conflict Minerals Report on an annual basis. This Report is available on the Company’s website at www.bruker.com under “About Us” in “Investors/ Corporate Governance/Governance Documents”.

Due Diligence Results

We received responses from approximately 80% of those direct suppliers from whom we requested information. The responses identified potential smelters around the world from which our direct suppliers directly or indirectly source conflict minerals. In the majority of cases, the responses from direct suppliers noted that not all smelters had been identified and did not completely list all the smelters used in their supply chain. In addition, most survey responses were provided on a company-wide basis and did not differentiate as to parts and materials sold to us. Of the potential smelters provided in the responses, 342 were included in the standard smelter listing with the CRMT. As of May 29, 2020, 268 of the 342 smelters, or 78%, were verified as RMAP Conformant according to information published by RMI, with an additional 6 verified as an Active smelter. See Exhibit A for a listing of the standard smelters provided from responses received, including smelters verified as RMAP Compliant or Active as of May 29, 2020.

As noted above, our supply chain is complex and contains many layers for which many of our direct suppliers have been unable to identify, verify and report to us the origin of conflict minerals. For 2019, based on survey responses from our suppliers, we did not find that any of the necessary conflict minerals contained in the Products directly or indirectly financed or benefitted armed groups in the Covered Countries. However, we did not have sufficient information to conclude that any of our products were “DRC conflict free.”

Future Due Diligence Considerations

We intend to incorporate the following measures, among others, to further develop our due diligence program and to mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the Covered Countries. Development of the due diligence program is expected to include:

•	Re-examining our scoping approach to ensure we have surveyed a significant amount of our supplier spend where conflict minerals may be included.

•	Continuing to engage with our suppliers to increase the survey response rate and to improve the accuracy and completeness of the information provided to us on the survey responses.

•	To the extent any products or materials are reasonably determined to not be conflict free, encouraging our suppliers to implement responsible sourcing practices and obtain their products from smelters and refiners recognized as conflict free by a recognized program such as the RMI Responsible Minerals Assurance Process.

Exhibit A – Smelter Listing (1)

Mineral	Smelter	Facility Location
Gold	8853 S.p.A.*	Italy
Gold	Abington Reldan Metals, LLC	United States of America
Gold	Advanced Chemical Company*	United States of America
Gold	African Gold Refinery	Uganda
Gold	Aida Chemical Industries Co. Ltd.*	Japan
Gold	Al Etihad Gold Refinery DMCC*	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil
Gold	Argor-Heraeus S.A.*	Switzerland
Gold	Asahi Pretec Corp.*	Japan
Gold	Asahi Refining Canada Ltd.*	Canada
Gold	Asahi Refining USA Inc.*	United States of America
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners*	South Africa
Gold	Aurubis AG*	Germany
Gold	Bangalore Refinery*	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation*	Canada
Gold	Cendres + Metaux S.A.*	Switzerland
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Chimet S.p.A.*	Italy
Gold	Chugai Mining*	Japan
Gold	Daejin Indus Co., Ltd.	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	DODUCO Contacts and Refining GmbH*	Germany
Gold	Dowa*	Japan
Gold	DS PRETECH Co., Ltd.*	Korea, Republic of
Gold	DSC (Do Sung Corporation)*	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant*	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant*	Japan
Gold	Emirates Gold DMCC*	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation*	United States of America

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	HeeSung Metal Ltd.*	Korea, Republic of
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Metals Hong Kong Ltd.*	China
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Italpreziosi*	Italy
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Co., Ltd.*	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna*	Poland
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Korea Zinc Co., Ltd.*	Korea, Republic of
Gold	Kyrgyzaltyn JSC*	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudia Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.*	Andorra
Gold	LS-NIKKO Copper Inc.*	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals*	Brazil
Gold	Materion*	United States of America
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.*	China
Gold	Metalor Technologies S.A.*	Switzerland
Gold	Metalor USA Refining Corporation*	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Mexico

Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant*	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic of
Gold	Nihon Material Co. LTD*	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	Russian Federation
Gold	OJSC Novosibirsk Refinery*	Russian Federation
Gold	PAMP S.A.*	Switzerland
Gold	Pease & Curren	United States of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA*	Chile
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Precinox S.A.*	Switzerland
Gold	QG Refining, LLC	United States of America
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	REMONDIS PMR B.V.*	Netherlands
Gold	Royal Canadian Mint*	Canada
Gold	SAAMP*	France
Gold	Sabin Metal Corp.	United States of America
Gold	Safimet S.p.A*	Italy
Gold	SAFINA A.S.**	Czechia
Gold	Sai Refinery	India
Gold	Samduck Precious Metals*	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	SAXONIA Edelmetalle GmbH*	Germany
Gold	SEMPSA Joyeria Plateria S.A.*	Spain
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	Singway Technology Co., Ltd.*	Taiwan, Province of China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan, Province of China
Gold	Sovereign Metals	India

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	SungEel HiMetal Co., Ltd.*	Korea, Republic of
Gold	T.C.A S.p.A*	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	China
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	TOO Tau-Ken-Altyn*	Kazakhstan
Gold	Torecom*	Korea, Republic of
Gold	Umicore Brasil Ltda.*	Brazil
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States of America
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.*	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)*	Australia
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Yamakin Co., Ltd.*	Japan
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Tantalum	Asaka Riken Co., Ltd.*	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	CP Metals Inc.*	United States of America
Tantalum	D Block Metals, LLC*	United States of America
Tantalum	Exotech Inc.*	United States of America
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	H.C. Starck Co., Ltd.*	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Inc.*	United States of America
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China

Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	KEMET Blue Metals*	Mexico
Tantalum	KEMET Blue Powder*	United States of America
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.*	India
Tantalum	Mineracao Taboca S.A.*	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	NPM Silmet AS*	Estonia
Tantalum	Power Resources Ltd.*	Macedonia, The Former Yugoslav Republic of
Tantalum	QuantumClean*	United States of America
Tantalum	Resind Industria e Comercio Ltda.*	Brazil
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.*	China
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	Taki Chemical Co., Ltd.*	Japan
Tantalum	Telex Metals*	United States of America
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	China
Tin	Alpha*	United States of America
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China
Tin	China Tin Group Co., Ltd.*	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Ayi Jaya*	Indonesia
Tin	CV Dua Sekawan*	Indonesia
Tin	CV Gita Pesona*	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	CV Venus Inti Perkasa*	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dowa*	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	EM Vinto*	Bolivia (Plurinational State of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals*	Poland
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant*	China
Tin	Gejiu Kai Meng Industry and Trade LLC*	China
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.*	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China

Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	China
Tin	HuiChang Hill Tin Industry Co., Ltd.*	China
Tin	Huichang Jinshunda Tin Co., Ltd.*	China
Tin	Jiangxi New Nanshan Technology Ltd.*	China
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	Luna Smelter, Ltd.*	Rwanda
Tin	Ma'anshan Weitai Tin Co., Ltd.*	China
Tin	Magnu's Minerais Metais e Ligas Ltda.*	Brazil
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Melt Metais e Ligas S.A.*	Brazil
Tin	Metallic Resources, Inc.*	United States of America
Tin	Metallo Belgium N.V.*	Belgium
Tin	Metallo Spain S.L.U.*	Spain
Tin	Mineracao Taboca S.A.*	Brazil
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	Operaciones Metalurgicas S.A.*	Bolivia (Plurinational State of)
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited**	India
Tin	PT Aries Kencana Sejahtera*	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari*	Indonesia
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Bangka Serumpun*	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Inti Stania Prima*	Indonesia
Tin	PT Karimun Mining*	Indonesia
Tin	PT Kijang Jaya Mandiri*	Indonesia
Tin	PT Lautan Harmonis Sejahtera*	Indonesia
Tin	PT Menara Cipta Mulia*	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Panca Mega Persada*	Indonesia
Tin	PT Premium Tin Indonesia*	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Rajawali Rimba Perkasa*	Indonesia
Tin	PT Rajehan Ariq*	Indonesia
Tin	PT Refined Bangka Tin*	Indonesia

Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sukses Inti Makmur*	Indonesia
Tin	PT Sumber Jaya Indah*	Indonesia
Tin	PT Timah Tbk Kundur*	Indonesia
Tin	PT Timah Tbk Mentok*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tirus Putra Mandiri*	Indonesia
Tin	PT Tommy Utama*	Indonesia
Tin	Resind Industria e Comercio Ltda.*	Brazil
Tin	Rui Da Hung*	Taiwan, Province of China
Tin	Soft Metais Ltda.*	Brazil
Tin	Super Ligas	Brazil
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.*	Vietnam
Tin	Thaisarco*	Thailand
Tin	Tin Technology & Refining*	United States of America
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	White Solder Metalurgia e Mineracao Ltda.*	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	China
Tin	Yunnan Tin Company Limited*	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	China
Tungsten	A.L.M.T. Corp.*	Japan
Tungsten	ACL Metais Eireli*	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.**	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd*	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	CP Metals Inc.**	United States of America
Tungsten	Fujian Ganmin RareMetal Co., Ltd.*	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Global Tungsten & Powders Corp.*	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tungsten	H.C. Starck Tungsten GmbH*	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.*	China
Tungsten	Hydrometallurg, JSC*	Russian Federation

Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.**	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"**	Russian Federation
Tungsten	Kennametal Fallon*	United States of America
Tungsten	Kennametal Huntsville*	United States of America
Tungsten	KGETS Co., Ltd.*	Korea, Republic of
Tungsten	Lianyou Metals Co., Ltd.*	Taiwan, Province of China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Masan Tungsten Chemical LLC (MTC)*	Vietnam
Tungsten	Moliren Ltd.*	Russian Federation
Tungsten	Niagara Refining LLC*	United States of America
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	Vietnam
Tungsten	Unecha Refractory metals plant*	Russian Federation
Tungsten	Wolfram Bergbau und Hutten AG*	Austria
Tungsten	Woltech Korea Co., Ltd.*	Korea, Republic of
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd*	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	China

(1)	As noted in the Due Diligence Results section of this report, most survey responses from direct suppliers were provided on a company-wide basis and did not differentiate as to parts and materials sold to us. In addition, many of the responses noted that not all smelters had been identified and did not completely list all the smelters used in their supply chain.

*	Verified as a Conformant smelter as of May 29, 2020, meaning the smelter is listed as compliant with the RMAP assessment protocols, including through mutual recognition, or is listed as “Re-audit in process” by the RMI.

**	Verified as an Active Smelter as of May 29, 2020, a RMAP designation meaning that the smelter is listed as having submitted a signed Agreement for the Exchange of Confidential Information, Auditee Agreement, and a Due Diligence Checklist.